Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 14, 2012 with respect to the consolidated financial statements and schedules included in the Annual Report on Form 10-K for the year ended December 31, 2011 of Handy & Harman Ltd. and Subsidiaries. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Handy & Harman Ltd. on Form S-8 to be filed on August 9, 2012.

/s/ Grant Thornton LLP
New York, New York
August 9, 2012